EXHIBIT 10.7
                                    BULLHIDE
                         STANDARD UNIT LICENSE AGREEMENT

THIS AGREEMENT, made at Spokane, Washington, as of the date set forth below, by and between THE BULLHIDE LINER CORPORATION, a Washington corporation, (hereinafter "Bullhide"), NEW ENGLAND POLYCOTE (hereinafter "Licensee").

WHEREAS, Bullhide is engaged in the business of operating and licensing a process under the name of "Bullhide Liner" which offers to sell to the public a custom spray-molded permanent polyurethane lining that protects and preserves the beds of trucks, vans, trailers and boats; and

WHEREAS, Bullhide has developed information and methods in connection with the operation of such Bullhide Liner Installation Centers for providing products and services, utilizing certain standards, specifications, methods, procedures, techniques, management systems, identification schemes, recipes and proprietary marks and information (hereinafter "Bullhide Liner System"); all of which may be changed, improved and further developed from time to time by Bullhide; and

WHEREAS, the distinguishing characteristics of the Bullhide Liner System include, without limitations, the name and mark "Bullhide Liner," together with such other trade names, service marks, trademarks and trade symbols, emblems, signs, slogans, insignia and copyrights as Bullhide has adopted and designated for use in connection with the Bullhide Liner System and as Bullhide may hereafter acquire or develop and designate for use in connection with the Bullhide Liner System (hereinafter "Licensed Rights"); and

WHEREAS, Bullhide has established an excellent reputation and goodwill with the public with respect to the quality of products and services available at Bullhide Liner Installation Centers, which reputation and goodwill have been and continue to be of major benefit to Bullhide and its Licensees; and

WHEREAS, Licensee recognizes the benefits to be derived from being identified with and licensed by Bullhide and being able utilize the Bullhide Liner System and the Licensed Rights which Bullhide makes available to its Licensees; and

WHEREAS, Licensee has the right to select proposed sites on which to construct Bullhide Liner Installation Centers under that certain Development Agreement between Bullhide and Licensee dated hereinafter "Development Agreement"), within the area described in that Development Agreement (hereinafter "Licensed Area"); and

WHEREAS, Licensee desires to construct, own and operate Bullhide Liner Installation Centers described in P. I hereof upon the terms and conditions set forth herein, which terms and conditions are reasonably necessary to maintain Bullhide's high and uniform standards of quality and service and to protect the goodwill and enhance the public image of the Bullhide Liner System


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and the Licensed Rights; and

WHEREAS, the location described in P. 1 is within the Licensed Area and has been proposed by Licensee and accepted by Bullhide as a site for a Bullhide Liner Installation Center;

NOW, THEREFORE, in consideration of the foregoing and of the covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

1.       Grant of License and Licensed Rights.

         1.1 Subject to the terms and conditions of this Agreement, Bullhide hereby grants to the Licensee the exclusive license to construct, lease, own and operate a Bullhide Liner Installation Center (hereinafter the "Installation Center") at the following location:

                  ------

         1.2 Subject to the terms and conditions of this Agreement, Bullhide agrees to license to Licensee the right to use the Bullhide Liner System and the Licensed Rights of the Installation Center.

         1.3

                  1.3.1 It is understood and agreed that Licensee shall have the exclusive right to operate a Bullhide Liner Installation Center and to use the Bullhide Liner System and the Licensed Rights at the Installation Center within an area determined by such factors as population, truck and boat density and other factors that may influence the potential of success for the Licensee. The continuous purchase of Bullhide materials is necessary to maintain the exclusive rights to the area. Each location or equivalent machine must purchase a minimum average of one drum set of material (160 gallons) every month on average for the first year period, beginning after the initial two month start-up period, and 240 gallons per month in the second and continuing years of operation. Failure to purchase the minimum amount of Bullhide material could result in reduction in the size of the exclusive territory, up to and including the loss of exclusivity for the entire territory.

                  1.3.2 Subject to negotiation prior to the time of signing this Agreement, if applicable, the Exclusive Licensed Unit Marketing Area ("Unit License") is:


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                                SEE DEVELOPMENT AGREEMENT
                                ==========================================
                                ==========================================

2.       Term and Performance.

         The license is extended indefinitely as long as all the terms of this agreement are fulfilled.

3.       Payments.

         Licensee specifically acknowledges that no fee is being paid for the license to operate their Installation Center under the Bullhide Liner System, and for the licensed rights there of Exclusive continuous purchase by the licensee at what is considered to be bonafide wholesale prices and use of the products sold by Bullhide constitute the full consideration given to Bullhide by the Licensee for the full licensed rights under the Unit License Agreement.

4.       Services by Bullhide.

         Bullhide agrees to use its best efforts to maintain the excellent reputation of all Bullhide Liner Installation Centers and, in connection therewith, to make available to Licensee the following:

         4.1 Initial training in the Bullhide Liner System, including standards, methods, procedures and techniques, for each person identified in 19 of this Agreement, at such time and places as Bullhide may designate for its training program, in its discretion, and subject to the terms of 19 hereof.

         4.2 Such assistance as Bullhide determines is required in connection with the opening of the Installation Center by Licensee, including assistance by Bullhide's personnel in planning and developing of pre-opening and promotional programs.

         4.3 The use of Bullhide's Operations Manual and other manuals and training aids as developed and revised from time to time.

         4.4 Such merchandising, marketing and other data and advice as may from time to time be developed by Bullhide and deemed by it to be helpful in the operation of the Installation Center.

         4.5 Such periodic continuing individual or group advice, consultation and assistance, rendered by personal visit or telephone, or by newsletters or bulletins made available from time to time to all Licensees of Bullhide as Bullhide may deem necessary or appropriate.


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         4.6      Such bulletins, brochures and reports as may from time to time be published by Bullhide regarding its plans, policies, research, developments and activities.

         4.7 Such other resources and assistance as may hereafter be developed and offered by Bullhide to its Licensees.


5. Limitations of Licensed Rights. Licensee acknowledges and agrees that:

         5.1 The license and Licensed Rights granted hereunder are personal to Licensee and cannot be sold, assigned or transferred, in whole or in part, except as set forth in P. 3 hereof

         5.2 Bullhide is the exclusive owner of the Licensed Rights and of the identification schemes, standards, specifications, operating procedures and other concepts embodied in the Bullhide Liner System. Licensee will use the Bullhide Liner System and the Licensed Rights strictly in accordance with the terms of this Agreement, and any unauthorized use of the Bullhide Liner System and the Licensed Rights is and shall be deemed an infringements of Bullhide's rights. Except as expressly provided by this Agreement and any other Unit License Agreements, Licensee shall acquire no right, title or interest to the Bullhide Liner System or the Licensed Rights; any and all goodwill associated with the Bullhide Liner System and the Licensed Rights shall inure exclusively to Bullhide's benefit. Licensee will at no time take any action whatsoever to contest the validity or ownership of the Licensed Rights and the goodwill associated therewith.

         5.3 Licensee shall have no right without permission to use in its name the name "Bullhide", "Bullhide Liner", or other names used by Bullhide. If Licensee has heretofore obtained permission to use any of these names, and does use any of them in its name, then, upon termination of this Agreement for any reason whatsoever, Licensee shall immediately take all steps necessary to eliminate any of these names from its name, except as permitted by any other Unit License agreement.

         5.4 Except as provided in P. 1 hereof the Licensed Rights granted hereunder are nonexclusive, and Bullhide retains the right, in its sole discretion:

                  5.4.1 To continue to construct and operate other Bullhide Liner Installation Centers and to use the Bullhide Liner System and the Licensed Rights at any location outside the Exclusive Marketing Area, and to license others to do so.

                  5.4.2 To develop, use and license the rights to symbols, emblems, signs, slogans, insignia or copyrights not designated by Bullhide as Licensed Rights, for use with different systems for the sale of different products or


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                           services other than in connection with the Bullhide
                           Liner System at any location, on such terms and conditions as Bullhide may deem advisable and without granting Licensee any rights therein.

                  5.4.3 To promote or conduct special exhibits at regional or nationally oriented fairs, shows and special events utilizing mobile units or temporary locations within the Exclusive Marketing Area. Licensee may utilize mobile units or temporary locations throughout the Exclusive Marketing Area for special events or fbr normal business calls at customer locations. Licensee may also utilize mobile units for special events or normal business calls at customer locations outside of the Exclusive Marketing Area where no licensees have been granted by the Bullhide. Bullhide may authorize Licensees from other territories to do mobile work within another Licensee's territory, provided that the opportunity for such work has first been offered to the Licensee in the respective territory and that he is either not, in the sole judgment of Bullhide, sufficiently trained for the particular work, or the Licensee otherwise declines the opportunity to perform such work.

                  Bullhide believes that, on occasion, certain national or regional customer accounts will be developed by them which may require a bidding process by two or more Licensees, In this event, each Licensee desiring to bid on such accounts will be given the opportunity to bid for such work.

         5.5 Licensee may conduct sales at a local fair or special event through mobile units or temporary locations at any location, temporary or permanent, within his territory.

         5.6 Bullhide has the right to determine, approve and supervise the quality of services, the products and techniques used by Licensee and the methods of preparation of all Bullhide products sold from the Installation Center; to conduct periodic inspections of the Installation Center, equipment, and products; and to take all action it deems necessary to maintain the quality and standards of the products, the Installation Center and the Bullhide Liner System.

         5.7 Licensee shall. carefully monitor the performance of any person who is actively involved in the management or operation of the Installation Center.

         5.8 Any disputes between Licensee and Bullhide as to matters such as merchandising, production, performance, distribution, promotions, advertising, sales and general business policies shall be resolved as determined by Bullhide.

         5.9 Because complete and detailed uniformity under many varying conditions may not be possible or practical, Bullhide specifically reserves the right and privilege, at its sole discretion and as it may deem in the best interests of all concerned in any specific instance, to vary standards for any Licensee based upon the


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                  peculiarities of a particular site or circumstance, density of population, business potential, population of trade area, existing business practices or any other condition which Bullhide deems to be of importance to the successful operation of such Licensees business. Licensee shall not be heard to complain on account of any variation from standard specifications and practices granted to any other Licensee and shall not be entitled to require Bullhide to grant them a like or similar variation hereunder.

         5.10 Licensee has sole responsibility for the performance of all obligations arising out of the operation of its business pursuant to this Agreement, including, but not limited to, the payment when due of any and all taxes levied or assessed by reason of such operation.

         5.11 Licensee, or each person who is actively involved in the management or operation of the business of Licensee, must continuously demonstrate to Bullhide its ability to operate the business of Licensee pursuant to this Agreement and all other Unit License Agreements.

         5.12 In all public records, in its relationship with other persons, and in any offering circular, prospectus or similar document, Licensee shall indicate clearly the independent ownership of Licensees business and that the operations of said business are separate and distinct from the operation of Bullhide's business.

6.       Construction.

         6.1 Whether or not Licensee is remodeling an existing building, Licensee shall construct or remodel the Installation Center in accordance with a plan approved by Bullhide for such site and Bullhide's standard specifications and interior layouts subject, however, to any alteration thereto that may be required by any applicable law, regulation or ordinance. If alterations of any kind are required to be made to the licensees plan, as approved by Bullhide to any of Bullhide's plans, specifications or interior layouts, for any reason, such alterations must be approved by Bullhide in writing before any work is begun on the Installation Center. Any cost, including engineering and architectural fees, incurred in obtaining approvals by the plans, specifications and interior layouts shall be paid by the Licensee.

         6.2 If Licensee is remodeling an existing building, all plans and specifications must be approved by Bullhide in writing before any work is begun on the Installation Center.

         6.3 Licensee shall not deviate from the approved plans, specifications and interior layouts in any manner in the construction or remodeling of the Installation Center without the prior written approval of Bullhide. If, at any time, Bullhide determines that Licensee has not constructed or remodeled the Installation Center in


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                  accordance with the plans, specifications and interior layouts approved by Bullhide, Bullhide shall, in addition to any other remedies, have the right to obtain an injunction from a court of competent authority against the continued construction and the opening of the Installation Center (or, if the Installation Center has already opened, against the continued operation of the Installation Center), and Licensee hereby consents to any such injunction.

7.       Opening.

         7.1 Licensee shall give Bullhide at least forty-five (45) days prior written notice of the opening of the Installation Center. If such notice is not given, Bullhide shall be relieved of its obligation under this Agreement to provide assistance in connection with the opening of the Installation Center and the planning and development of pre-opening promotions and programs.

         7.2 Licensee agrees to spend a minimum of One Thousand Dollars ($ 1,000. 00) for advertising and promotion of the grand opening of the Installation Center.

8.       Operations. Licensee covenants and agrees that:

         8.1 In order to protect the Bullhide Liner System and to maintain uniform standards of operation under the Licensed Rights, Licensee shall operate the Installation Center in accordance with Bullhide's Operations Manual, a numbered copy of which Licensee acknowledges receiving on loan from Bullhide for the term of this Agreement. Licensee understands and acknowledges that Bullhide may, from time to time, revise the contents of the Operations Manual to implement new or different operating requirements applicable to all Bullhide Liner Installation Centers, including Installation Centers owned by Bullhide, and Licensee expressly agrees to comply with each changed requirement within such reasonable time as Bullhide may require. Licensee shall at all times ensure that its copy of the Operations Manual and any other manuals given to it are kept current and up to date and, in the event of any dispute as to the contents thereof, the terms of the master copies maintained by Bullhide at its principal place of business shall be controlling.

         8.2 In order to protect the Bullhide Trademark, the Licensed Rights and the goodwill associated therewith, it win:

                  8.2.1 Operate, Produce and Install the finer under the name "Bullhide Liner" and advertise only under the Licensed Rights designated by Bullhide for use for that purpose and will use such rights without Prefix, except where such use may conflict with a prior registration or use, in which event Licensee shall operate and advertise only under such other names as Bullhide has previously approved in writing.



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                  8.2.2    Feature and use the Licensed Rights solely in the
                           manner prescribed by Bullhide.

                  8.2.3 Observe such reasonable requirements with respect to service mark, tradename, trademark and fictitious name registrations and copyright notices as Bullhide may, from time to time, direct in writing.

         8.3 Licensee shall use only such materials for the manufacture of linings and methods of preparation, application and service as conform to the specifications and standards of Bullhide in effect from time to time. Licensee shall discontinue selling or offering for sale any competitive products Bullhide may, in its discretion, disapprove in writing at any time.

         8.4 It will cause its employees to wear apparel which conforms strictly to the specifications, design and style approved by Bullhide from time to time.

         8.5 It will maintain at all times, at its expense, the Installation Center, equipment, fixtures, furnishings and furniture and related premises, parking areas, landscape areas and interior and exterior signs in a good, clean, attractive and safe condition in conformity with Bullhide's high standards and public image, and in connection therewith, shall make such additions, alterations, repairs and replacements thereto as may be required to keep the Installation Center in the highest degree of repair and condition, including, without limitation, such periodic repainting, repairs to equipment not in good working order, and replacement of outdated signs as Bullhide may reasonably direct.

         8.6 It will comply with all laws, ordinances and regulations affecting the operation of the Installation Center. Without limiting the generality of the foregoing, Licensee specifically agrees to comply with applicable health and safety laws, and air pollution laws, ordinances and regulations so as to be rated in the highest available health and safety and air purity classifications by the appropriate governmental authorities and to furnish to Bullhide, within ten (10) days of Licensee's receipt thereof, copies of all inspection reports, warnings, certificates and ratings issued by any governmental agency which reflect licensee's noncompliance or less than full compliance with any applicable law, rule or regulation.

         8.7 It will notify Bullhide in writing within ten (10) days of the commencement of any action, suit or proceeding, and of the issuance of any order, writ, injunction, award of decree of any court, agency or other governmental instrumentality, which may adversely affect licensee's financial condition or ability to meet its obligations hereunder.

         8.8 It will permit authorized personnel of Bullhide to enter the Installation Center at any time during normal business hours for the purpose of inspecting and


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                  examining the operations and facilities (including, but not limited to, testing, sampling and inspecting the materials for the manufacturing of linings used by Licensee and the products and services sold by it, as well as the storage, preparation and application of such linings and products). Licensee shall cooperate with Bullhide's representatives in such inspections by rendering such assistance as they may reasonably request. It shall permit Bullhide's representatives to remove from the Installation Center samples of any ingredients and products without payment therefor in amounts reasonably necessary for testing by Bullhide, or an independent certified laboratory to determine whether said samples meet Bullhide's then-current standards and specifications. In addition to any other remedies it may have under this Agreement, Bullhide may require Licensee to bear the cost of such testing if the supplier from whom such ingredients and products were acquired has not been approved by Bullhide or if the sample fails to conform to Bullhide's specifications. Upon notice from Bullhide or its agents, Licensee shall take such steps as may be necessary immediately to correct any deficiencies detected during any inspection or by such testing, without limitation, immediately ceasing to use any methods, ingredients, products or advertising materials which do not conform to Bullhide's then current specifications, standards or requirements.

         8.9 It shall purchase all liner materials and chemicals exclusively from Bullhide, as well as the application equipment utilized in the production of the liner. All Bullhide materials are warranted to be free from manufacturer defect, and will be replaced free of charge if found to be defective. Product defect is defined as product properties outside of Bullhide's material specification. All other equipment, inventory, other supplies, products, and ingredients used in the operation of the Installation Center as Bullhide, in its discretion, may specify from time to time, solely from suppliers who demonstrate to Bullhide's continuing reasonable satisfaction the ability to meet Bullhide's standards and specifications for such items, who have been approved in writing by Bullhide and not thereafter disapproved. If Licensee desires to purchase any such items from a supplier who is not approved, Licensee shall submit to Bullhide a written request for such or shall request the supplier to do so. Bullhide shall have the right to require, as a condition of its approval, that its representatives be permitted to inspect the supplier's facilities and that samples from the supplier be delivered, at Bullhide's option, to Bullhide or its designee for testing. A charge not to exceed the cost of inspection and testing shall be paid by the Licensee or by the supplier seeking approval, and Bullhide shall not be liable for damage to any sample which might result from the testing process. Bullhide reserves the right, at its option, to reinspect the facilities and to reject the products of any such approved supplier at any time to revoke such approval if the supplier has failed to continue to meet any of the foregoing criteria.

         8.10 It will open and operate the Installation Center at least five days per week (except during such periods as it may be required by law or permitted by Bullhide to be


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                  closed) during the minimum hours of 8:00 A.M. to 5:00 P.M.
                  local time. Minimum. requirements are that the phones be forwarded or answered.

         8.11 It will pay on a timely basis for all products and other items used in the operation of the Installation Center. Licensee is aware that failure to make prompt payment to its suppliers may cause irreparable harm to the reputation and credit of Bullhide and other Licensees.

         8.12 Licensee, at its expense, shall have annual financial statements covering the results of operations of the Installation Center prepared by a qualified accountant selected by Licensee and, if requested by Bullhide in writing, shall deliver such financial statements to Bullhide.

         8.13 It shall comply with all other requirements set forth in this Agreement.

9.       Bullhide Training Program.

         9.1 The following persons shall satisfy all of the conditions established by Bullhide from time to time for admission to, and graduation from, Bullhide's management initial training program.

                  9.1.1 Licensee, if he is an individual.

                  9.1.2 One person who is actively involved in the management or operation of the business of Licensee and one Application Specialist from the installation Center.

                  9.1.3 Each person who has an interest in Licensee (if Licensee is a group of individuals or a corporation, partnership, unincorporated association or similar entity) at the option of the Licensee.

                           Each such person shall successfully complete
                           Bullhide's training program to Bullhide's satisfaction. Upon the failure to Licensee or any other such person to complete the training program successfully for any reason, a substitute trainee satisfactory to Bullhide shall attend and successfully complete the program and shall operate or supervise the operation of the Installation Center thereafter if Bullhide, at its option, so directs.

         9.2 The classroom and on-the-job training is held in Spokane, Washington, for five (5) days and averages six (6) hours per day. The training involves the use of Bullhide's Operating Manual and covers basic principles of marketing, management, bookkeeping, scheduling, cost control, product costs, health and safety, operating procedures, equipment operation and Bullhide Liner application methods.



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         9.3      No fee shall be charged by Bullhide for participation in the initial training program. Licensee shall be responsible for the costs and expenses (such as room, board and transportation) of each person who attends the program. At Bullhide's discretion, there may be a charge for the cost of materials used during training.

         9.4 The persons listed above in 19.1 may also attend any optional advanced training programs or seminars offered and conducted by Bullhide. Licensee shall be responsible for the costs and expenses of each person who attends any such program.

         9.5 Bullhide may, in the future, authorize Licensee to offer and sell additional products and services beyond the current product and service line. If they choose to offer and sell the additional products and services, Licensee and all employees Bullhide so designates must complete Bullhide's advanced training seminars for those additional products and services to Bullhide's satisfaction.

         9.6 Bullhide also maintains an in-service training program. If requested by Licensee, and if personnel is available, a Bullhide staff member will provide on-the-job raining at the Licensee's Installation Center. Bullhide reserves the right to charge a fee for this service equal to two times the Installation Center manager's daily salary, as established by Bullhide's Payroll Guidelines in effect at the time of the request, plus expenses.

10.      Advertising and Promotions,

         10.1 It is required by Bullhide that Licensee spend for local advertising an amount equal to not less than Five Hundred Dollars ($500.00) each month the Installation Center is opened and operating. Such advertising may include, but shall not be limited to, the following:

                  10.1.1 Participation in local area media advertising programs established from time to time by Bullhide.

                  10.1.2 Participation in drives, contests and similar program related to sales promotions established from time to time by Bullhide.

                  10.1.3 Advertisements in the classified or "yellow pages" of local telephone directories in a manner required by Bullhide.

                  Licensee shall be free to conduct, at its expense, additional advertising and marketing activities in its local market area and elsewhere, and Bullhide may offer, from time to time, to provide Licensee with approved local advertising and marketing plans and materials, including, without limitation, newspaper mats, radio commercial tapes, sales aids and other promotional marketing materials at a price equal to Bullhide's cost therefor. Samples of all local advertising and


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                  marketing materials not prepared or previously provided by
                  Bullhide or its designated agents shall be submitted (by certified mail, return receipt requested) to Bullhide for approval (except with respect to prices to be charged), which approval shall not be withheld unreasonably, prior to their use by Licensee. ff written approval is not received by Licensee within thirty (30) days from the date of receipt by Bullhide of such materials, Bullhide shall be deemed to have waived the required approval; provided, that Licensee shall discontinue the use thereof within a reasonable time, if Bullhide subsequently requests such action in writing. Bullhide reserves the right to require Licensee to cooperate with other Licensees in connection with regional advertising and marketing activities.

         10.2 Licensee agrees to honor all valid warranty claims made by any customer of Bullhide when presented with the proper warranty certification. The direct cost of materials and labor, as directed by Bullhide, shall be reimbursed by producer of original liner or Bullhide if original producing Installation Center is no longer operating. Licensee further agrees to reimburse other Licensees their cost as stated above, for providing warranty service on liners produced by Licensee.

11.      Hold Harmless- Insurance.

         11.1 Licensee agrees to indemnify and hold harmless Bullhide from any liability or damage Bullhide may incur, including reasonable attorney fees, as a result of claims, demands, costs or judgments, of any kind or nature, by anyone whomsoever, arising out of, or otherwise connected with, this Agreement, the franchise, the Licensed Rights or the ownership, maintenance or operation of the Installation Center by the Licensee.

         11. 2 Notwithstanding the foregoing, Bullhide agrees to cooperate with Licensee to protect Licensee against the infringement of the Bullhide Liner System and the Licensed Rights, including, but not limited to, the defense or prosecution of any lawsuits if, in the judgment of Bullhide's counsel, such action is necessary or advisable.

         11.3     Licensee agrees to maintain insurance as follows:

                  11.3.1 All insurable properties shall be insured against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, air traffic, vehicle, smoke or other risks usually insured against by persons operating like properties in the localities where the properties operated by Licensee are located, in amounts sufficient to prevent Bullhide or the Licensee from becoming a co-insurer within the terms of the policies in question, and in any event in amounts not less than eighty percent (80%) of the then-insurable value thereof.



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                  11.3.2   During the construction or remodel of the
                           Installation Center, policies of Builder's Risk Insurance shall be maintained in amounts not less than customarily maintained by Bullhide.

                  11.3.3 Public liability insurance shall be maintained against claims for personal injury, death or property damage suffered by others upon, in or about the Installation Center or occurring as a result of the maintenance or operation by Licensee of any automobiles, trucks, or other vehicles, airplanes or other facilities or as a result of the use of products sold by it or services rendered by it or any claims arising out of the business of Licensee pursuant to this Agreement or the operation of the Installation Center in a total amount not less than $500,000.

                  11.3.4 Workmen' s compensation, unemployment compensation, disability insurance, social security, and other insurance coverage, shall be maintained in such amounts as may now, or hereafter, be required by the State law where the licensee is located.

                  All such policies shall insure Licensee and Bullhide (if necessary under any law, ordinance or regulation) and shall protect the Licensee and Bullhide against any liability which may accrue by reason of this Agreement, the Licensed Rights, or the ownership, maintenance or operation by Licensee of the Installation Center.

                  Licensee-s obligation to obtain and maintain the foregoing policy or policies of insurance shall not be limited in any way by reason of any insurance which may be maintained by Bullhide, nor shall Licensee's performance of this obligation relieve it of liability under the indemnity provision set forth in I 11. 1 hereof. If requested to do so by Bullhide in writing, Licensee shall deliver to Bullhide certificates of insurance evidencing its compliance with this P. 11.3.

12.      Default:  Termination,

         12.1 The occurrence of any of the following events shall constitute a default under this Agreement:

                  12.1.1 If Licensee shall misuse the Bullhide Liner System or Licensed Rights, of any other names, marks, systems, insignia, symbols or rights provided by Bullhide to Licensee, or otherwise materially impair the goodwill associated therewith or Bullhide's rights therein, or if Licensee shall use, at the Installation Center, any names, marks, systems, insignia or symbols not authorized by Bullhide.

                  12.1.2 If Licensee or persons controlling, controlled by or under common control with Licensee, shall have any interest, direct or indirect, in the ownership or operation of any Installation Center engaged in the sale of competitive liners and related products within the Exclusive Marketing Area or in any Installation Center which looks like, copies or imitates any Bullhide Liner Installation Center or operates in a manner tending to have such effect other than in accordance withP. 14 hereof.

                  12.1.3 If Licensee shall fail to remit any payments when due to Bullhide.

                  12.1.4 If Licensee shall fail to submit to Bullhide the financial or other information required under this Agreement.

                  12.1.5 If Licensee shall fad to construct, maintain or remodel the Installation Center in accordance with Bullhide's plans and specifications or to equip the Installation Center in accordance with Bullhide's standards and specifications.

                  12.1.6 If Licensee shall fail to operate the Installation Center in accordance with Bullhide's Operations Manual or other manuals or shall fail to use products, ingredients and methods of preparation which conform to the specifications and standards of Bullhide, or shall fad in any other way to maintain Bullhide's standards of quality in appearance and service in the operation of the Installation Center.

                  12.1.7 If Licensee shall purport to effect any assignment other than in accordance with 113 hereof.

                  12.1.8 If Licensee shall be in default under any lease or sublease of the Installation Center site or loses the right to possession thereof for any reason whatsoever.

                  12.1.9 If a threat or danger to public health or safety results from the construction, maintenance or operation of the Installation Center.

                  12.1.10 If Licensee makes, or has made, any misrepresentation to Bullhide in connection with obtaining the Development Agreement or this Agreement or in conducting the business Licensed and licensed hereunder.

                  12.1.11 If Licensee fails to obtain Billhide's prior written approval or consent as expressly required by this Agreement.

                  12.1.12 If Licensee defaults in the performance of any other obligation under this Agreement.

                  12.1.13 If the Installation Center ceases operations without the written consent of Bullhide for any reason except for a period of not more than one hundred eighty
                           (180) days as a result of fire, condemnation or Act of God.

                  12.1.14 If Licensee, or any person controlling, controlled by or under common control with Licensee, shall be convicted or pleads guilty or no contest to a felony charge of violating any law.

         12.2 Upon occurrence of any of the events set forth in P. 12. 1, Bullhide may, without prejudice to any other rights or remedies contained in this Agreement or provided by law or equity, terminate this Agreement. Such termination shall be effective thirty (30) days after written notice (or such other notice as may be required by applicable Washington law) is given by Bullhide to Licensee of any of the events set forth in subparagraphs 12. 1.1 through 12.1.13 if such defaults are not cured within such period. Termination shall be effective immediately and without notice, however, upon occurrence of any of the events specified in subparagraphs 12.1-14, except where prohibited by Washington law.

         12.3 Upon termination of this Agreement for any reason, or upon expiration of the term hereof, Licensee agrees as follows:

                  12.3.1 To pay immediately to Bullhide the full amount of all sums due under this Agreement.

                  12.3.2 To cease immediately to use the Bullhide Liner System and all of the Licensed Rights provided by Bullhide hereunder and any confusingly similar names, marks, systems, insignia, symbols or other rights, procedures or methods except to the extent permitted pursuant to 14.4.

                  12.3.3 To return Bullhide's Operations Manual and all other manuals, plans and specifications, designs, records, data, samples, models, programs, handbooks or drawings touching or concerning Bullhide's operation or business.

                  12.3.4 To cease immediately to hold itself out in any way as a Licensee of Bullhide or to do anything which would indicate any relationship between it and Bullhide except to the extent permitted pursuant to 12.4.

                  12.3.5 To permit Bullhide's agents to enter the premises and to remove or permanently cover all signs or advertisements identifiable in any way with Bullhide's name or image.

                  12.3.6 To sell to Bullhide at their option all of the spray mix-metering machine, including the gun and spare parts, at a price of up to thirty-five percent (35%) of its original cost depending upon the condition of the equipment. Bullhide shall also purchase at Bullhide's option from Licensee, all Bullhide Liner component materials, in usable condition, at a price of up to fifty percent (50%) of its original cost.

                  12.3.7 If Licensee leases its own real estate and/or building, at the sole option of Bullhide, it must immediately assign said lease to Bullhide and Bullhide agrees to them indemnify and hold Licensee harmless from any further obligations pursuant to said lease agreement. Licensee shall have a clause inserted in its lease for the premises which encompasses the above rights, options, and obligations. In addition, Licensee must immediately assign to Bullhide, the Bullhide Liner Installation Center telephone number(s).

                  12.3.8 Licensee shall also be responsible, at its expense, for compliance with state or local laws, rules and regulations for the removal of unusable chemicals or other waste or materials considered by law to be hazardous or not.

         12.4 Termination of this Agreement shall not affect the rights of Licensee to operate other Bullhide Liner Installation Centers in accordance with the terms of any Unit License Agreements until and unless such Unit License Agreements, or any of them, are terminated in accordance with their terms. Notwithstanding the foregoing, termination of this Agreement or any default hereunder may be grounds for termination of the Development Agreement.

13.      Assignment.  Conditions and Limitations.

         13.1 If Licensee is a corporation, partnership, unincorporated association or similar entity, the terms of this 113 shall be deemed to apply to any sale, resale, pledge, assignment, transfer or encumbrance of the voting stock of, or other ownership interest in, Licensee, which would, alone or together with other related, previous, simultaneous or proposed transfers, result in a change of "control" of Licensee within the meaning of the Securities Exchange Act of 1934 and the regulations thereunder.

                  The term "Licensee," as used in this 113, shall be deemed to include the person or persons who control Licensee as disclosed to Bullhide in a writing upon the execution of the Development Agreement.

         13.2 In the event of the death, disability or permanent incapacity of Licensee, Bullhide shall not unreasonably withhold its consent to the transfer of all of the interest of Licensee to his spouse, heirs or relatives, by blood or marriage, whether such transfer is made by will or by operation of law, provided that the requirements of 13.6 hereof have been met. In the event that Licensee's heirs do not obtain the consent of Bullhide as prescribed herein, the personal representative of Licensee shall have a reasonable time to dispose of Licensee's interest hereunder, which disposition shall be subject to all the terms and conditions for transfers under this Agreement.

         13.3 If Licensee receives from a third person other than their spouse, heirs, or relatives, and desires to accept a bona fide written offer to purchase its business, Licensed Rights and interests, Bullhide shall have the option, exercisable within forty-five (45) days after receipt of written notice, and a copy of such offer and the other information set forth in this 113.3, to purchase such business, Licensed Rights and interests, including Licensee's right to occupy and use the Installation Center, on the same term and conditions as offered by said third party. In order that Bullhide may have information sufficient to enable it to determine whether to exercise its option, Licensee shall deliver to Bullhide certified financial statements as of the end of Licensee's most recent fiscal year and such other information about the business and operations of Licensee as they have provided to said third party. If Bullhide does not exercise its option, Licensee may, within sixty (60) days from the expiration of the option period, sell, assign and transfer its business, Licensed Rights and interests to said third party provided Bullhide has consented to such transfer as required by this
                  113. Any material change in the terms of the offer prior to closing of the sale to such third party shall constitute a new offer, subject to the same rights of first refusal by Bullhide or its nominee as in the case of an initial offer. Failure by Bullhide to exercise the option afforded by this 113.3 shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this P. 13 with respect to the proposed transfer.

         13.4 In the event Licensee or its successor is a corporation or partnership or similar entity, it is agreed as follows: The Articles of Incorporation (Charter) and the Bylaws (Regulations) or the Partnership Agreement shall reflect that the issuance and transfer of voting stock of, or other ownership interest therein ("securities"), is restricted by the terms of this Agreement. Licensee shall furnish Bullhide at the time of execution of this Agreement or assignment to the corporation or partnership an agreement executed by all stockholders or partners of the Licensee, stating that no stockholder or partner will sell, assign or transfer voluntarily or by operation of law any securities of the Licensee to any person or entity other than existing stockholders or partners to the extent permitted hereunder without the prior written consent of Bullhide. All securities issued by Licensee will bear the following legend which shall be printed legibly and conspicuously on each stock certificate or other evidence of ownership interest:

                           The transfer of these securities is subject to the terms and conditions of a License Agreement with The Bullhide Corporation, d/b/a Bullhide Liner("Bullhide"), dated _______________and certain other Agreements executed thereunder. Reference is made to said Agreements and to the restrictive provisions of the Articles and Bylaws of this Corporation.

                  A stop transfer order shall be in effect against the transfer of any securities on the Licensee's records, except transfers permitted by this P. 13.

         13.5 Licensee acknowledges and agrees that the restrictions on transfer imposed herein are reasonable and are necessary to protect Bullhide, the Bullhide Liner System and the Licensed Rights, as well as Bullhide's excellent reputation and image, and are for the protection of Bullhide, Licensee, and other Licensees. Any assignment or transfer permitted by this 113 shall not be effective until Bullhide receives a completely executed copy of all transfer documents, and consents in writing.

         13.6 Bullhide agrees not to unreasonably withhold its consent to a sale, assignment or transfer by Licensee hereunder. Consent to such transfer otherwise permitted or permissible as reasonable may be refused unless:

                  13.6.1 All obligations of the Licensee created by this Agreement, all other documents, including the Development Agreement and any other Unit License Agreement, and the relationship created hereunder are assumed by the transferee.

                  13.6.2 All ascertained debts of Licensee to Bullhide are paid.

                  13.6.3 Licensee is not in default under this Agreement, the Development Agreement, or any other Unit License Agreement.

                  13.6.4 Transferee satisfactorily completes the training required of new licensees on Bullhide's then-current terms prior to the date of transfer.

                  13.6.5 Licensee satisfies Bullhide that the transferee meets all of the requirements of Bullhide for new Licensees, including, but not limited to, good reputation and character, business acumen, operational ability, financial strength and other business considerations.

                  13.6.6 Transferee executes or, in appropriate circumstances, causes all necessary parties to execute Bullhide's standard form of Unit License Agreement for the Installation Center and such other then-current ancillary agreements being required by Bullhide of new Licensees on the date of transfer.

                  13.6.7 Licensee executes a general release in a form satisfactory to Bullhide of any and all claims against Bullhide.

                  13.6.8 Licensee or transferee pays to Bullhide a transfer fee in an amount equal to $5,000.00 to cover Bullhide's reasonable costs in effecting the transfer and in providing training and other initial assistance to transferee.

         13.7 This Agreement shall inure to the benefit of Bullhide, its successors and assignees, and Bullhide shall have the right to transfer or assign all or any part of its interest herein to any person or legal entity.

14.               Non-Competition:  Confidentiality.

                  14.1 Licensee, and persons controlling, controlled by or under common control with Licensee, will not, without Bullhide's prior written consent:

                  14.1.1 Have any interest, direct or indirect, in the ownership or operation of any Installation Center engaged in the sale or use of competitive liners to Bullhide or related products (i) within the United States during the term of this Agreement or (ii) within the Licensed area or within a two hundred mile radius of the Installation Center for a period of five (5) years following the termination of this Agreement, except in accordance with other Unit License Agreements.

                  14.1.2 At any time during the term of this Agreement or thereafter, use, in connection with the operation of any other shop wherever located, any of the Licensed Rights or any other names, marks, systems, insignia or symbols, provided by Bullhide to Licensee pursuant to this Agreement, or cause or permit any such installation Center to look like, copy or imitate any Bullhide Liner Installation Center or to be operated in a manner tending to have such effect.

         14.2 During the term of this Agreement, any officer or area supervisor of Bullhide or their representatives shall have the right to inspect any installation Center in which Licensee has an interest at reasonable times and during normal business hours to the extent reasonably necessary to determine whether the conditions of this Paragraph are being satisfied. If, by reason of such inspections or otherwise, Bullhide has reason to believe that Licensee is not in full compliance with the terms of this paragraph, Bullhide shall give notice of such default to Licensee, specifying the nature of such default. If Licensee denies that it is in default hereunder, as specified by Bullhide, it shall have the burden of establishing that such default does not exist and shall give notice to Bullhide of its position, within ten (10) days of receipt of the notice from Bullhide. Unless Licensee so denies such default, it shall immediately take all steps to cure said default in a manner satisfactory to Bullhide.

         14.3 Licensee, and persons controlling, controlled by or under common control with Licensee, shall at all times treat as confidential the operations manual, any other manuals or materials designated for user with the Bullhide Liner System and such other information as Bullhide may designate from tune to time for confidential user with the Bullhide Liner System (as well as all other trade secrets, if any, and confidential information, knowledge and know-how concerning the construction or operation of the Installation Center that may be imparted to, or acquired by, Licensee from time to time in connection with this Agreement), and shall use all reasonable efforts to keep such information confidential. Licensee acknowledges that the unauthorized use or disclosure of such confidential information (and trade secrets, if any) will cause incalculable and irreparable injury to Bullhide. Licensee accordingly agrees that it shall not at any time, without Bullhide's prior written consent, disclose (except to such employees or agents as must have access to such information in order to construct or operate the installation Center) or use or permit the use (except as may be required by local state of federal law or authorized by this Agreement) of such information, in whole or in part, or otherwise make the same available to any unauthorized person or source. Any and all information, knowledge and know-how, not generally known in the auto after market business about the Bullhide Liner System and Billhide's products, services, standards, specifications, systems, procedures and techniques, and such other information or material as Bullhide may designate as confidential, shall be deemed confidential for purposes of this Agreement, except information which Licensee can demonstrate came to its attention prior to disclosure thereof by Bullhide, or which is or has become a part of the public domain through publication or communication by others. The Operations Manual, any other manuals designated for use with the Bullhide Liner System, and all confidential information (and trade secrets, if any) shall at all times be deemed to be, and shall remain, the sole property of Bullhide, and Licensee shall acquire no rights, title or interest therein by virtue of its authorization pursuant to this Agreement to possess and use the same.

         14.4 Licensee shall cause any person who is actively involved in the management or operation of the business of Licensee pursuant to this Agreement or the operation of the Installation Center, at the time of his employment, to enter into a Confidentiality and Non-Competition Agreement in the form recommended from time to time by Bullhide. A copy of this signed confidentiality & non-competition agreement shall be sent to Bullhide upon completion. Licensee shall use his best efforts to prevent any such persons from using, in connection with the operation of any Installation Center wherever located, the Bullhide Liner System and any of the Licensed Rights or from operating any Installation Center which looks like, copies or imitates any Bullhide Liner Installation Center or operates in a manner tending to have such effect. If Licensee has reason to believe that any such person has violated the provisions of the Confidentiality and Non-Competition Agreement of this paragraph, Licensee shall notify Bullhide and shall cooperate with Bullhide to protect Bullhide against infringement or other unlawful use of the Licensed Rights or the Bullhide Liner System, including, but not limited to, the prosecution of any lawsuits it in the judgment of Bullhide's counsel, such action is necessary or advisable.

         14.5 Licensee will not analyze or cause to be analyzed any of the materials, ingredients or components thereof of any of the products purchased from or received as samples from Bullhide, for purposes of determining chemical or physical properties, without Bullhide's written consent. All requests from "authorities" for such materials shall be referred to Bullhide.

         14.6 The unenforceability of all or part of the covenants not to compete in any state shall not affect the enforceability of the covenants not to compete in other states, or the enforceability of the remainder of this Agreement. The covenants not to compete are given in part in specific consideration for access to trade secrets provided as a part of Bullhide's training or ongoing support programs.

15. Notices. All notices hereunder shall be in writing and shall be duly given if hand delivered or sent by registered or certified mail, postage prepaid, addressed:

If to Bullhide, at:        The Bullhide Corporation
                           10 Fairway Drive #211
                           Deerfield Beach, Fl, 33441
If to Licensee

21
         ........ ......   ......   .......                   ....     ..
entry into this Agreement, that it has made no misrepresentations in obtaining this Agreement.

         22.3 It has received, read and understood this Agreement, the attachments hereto, if any. Bullhide has fully and adequately explained the provisions of each to its satisfaction; and Bullhide has accorded it ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

         22.4 It is aware of the fact that other Licensees of Bullhide may now or in the future operate under different forms of agreement and, consequently, that Bullhide's obligations and rights in respect to its various Licensees may differ materially in certain circumstances.

23. Effective Date. This Agreement shall be effective as of the date it is executed by The

         Bullhide Corporation, d/B/a Bullhide Liner.



IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

                                                     BULLHIDE:

                                                     THE BULLHIDE LINER CORPORATION, d/b/a
                                                     BULLHIDE LINER

                                                     By____________________________________
                                                              Its______________________________


WITNESSES:

_____________________________                                 Dated: ___________________________


                                                     LICENSEE:
                              NEW ENGLAND POLYCOTE

                                                     If Sole Proprietor:

                                                     By: /s/
                                                              Its  President

WITNESS

                                                     Dated:           8/17/99

                                                     If Partnership:

                                                     By
                                                       Partner

                                                     By
                                                       Partner
                                                     Dated:




                                                     If Corporation:





                                                     By
                                                     Title:

                                                     By
                                                     Title:




Do Not Write Belaw This Line

                                            Unit License Agreement No.

